Exhibit 10.09
TEMPLE-INLAND INC.
RESTRICTED STOCK UNITS AGREEMENT

EMPLOYEE:
AWARD DATE:	February 3, 2006
NUMBER OF RESTRICTED SHARES:
SCHEDULED VESTING DATE:	February 3, 2009

     This Agreement is entered into between TEMPLE-INLAND INC., a Delaware corporation (“Temple-Inland”) and the Employee named above, and is an integral and inseparable term of Employee’s employment as an employee of Temple-Inland or an Affiliate. In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, Temple-Inland and the Employee hereby agree as follows:
1.	This Agreement and the award hereunder is subject to all the restrictions, terms and provisions of the Temple-Inland Inc. 2003 Stock Incentive Plan and of the Temple-Inland Standard Terms and Conditions for Restricted Stock Units dated February 3, 2006 (together, the “Plan”) which are herein incorporated by reference and with which the Employee hereby agrees. Terms used in this Agreement that are not otherwise defined herein shall have the same meaning as set forth in the Plan.
2.	For the purpose set forth in the Plan, and subject to the restrictions, terms and conditions of the Plan and this Agreement, Temple-Inland hereby awards to the Employee the number of Restricted Stock Units stated above (the “Restricted Stock Units”).
3.	The Restricted Stock Units will be represented by a book entry credited in the name of the Employee. The Employee will not have the right to vote the Restricted Stock Units nor to receive dividends or dividend equivalent payments except to the extent separately granted by the Committee.
4.	Except as otherwise provided in the Plan and subject to the conditions of paragraphs 6 through 8 hereof: (a) all of an Employee’s Restricted Stock Units shall vest as of the occurrence of a Vesting Date provided that the Employee has not incurred a Separation From Service prior to the Vesting Date, and (b) any Restricted Stock Units which shall not have vested on or prior to the earlier of the Employee’s Separation From Service or the Scheduled Vesting Date shall be forfeited to Temple-Inland, and the Employee shall not thereafter have any rights, powers or privileges with respect to the Restricted Stock Units so forfeited.
5.	Notwithstanding paragraph 4 hereof, any Restricted Stock Units that do not vest as of a Vesting Date that occurs by reason of the Employee’s Retirement (a “Retirement Vesting Date”) solely by reason of paragraph 8 hereof shall remain outstanding and shall vest as of the Scheduled Vesting Date, subject to the Performance Goal specified in paragraph 7 hereof being satisfied as of the Scheduled Vesting Date.
6.	In the case of a Retirement Vesting Date that occurs before the Employee’s attainment of age 65 and that does not constitute Early Retirement With Full Benefits, a pro rata portion of the Employee’s Restricted Stock Units (the “Pro-Rata Portion”) shall vest as of the Employee’s Retirement Vesting Date, subject to achievement of the Performance Goal specified in paragraph 7 hereof, and the Employee’s Restricted Stock Units in excess of the Pro Rata Portion shall be immediately forfeited. The Pro Rata Portion shall be equal to the product determined by multiplying (a) the full number of Restricted Stock Units covered by this Agreement by (b) a fraction, the numerator of which shall be the number of full years that shall have elapsed from Award Date through the first day of the month during which Retirement occurred, and the denominator of which shall be the number of full years (each such year beginning on the anniversary date of the Award Date) from the Award through the Scheduled Vesting Date. If the number of Restricted Stock Units that would vest in accordance with the foregoing provisions of this paragraph 6 would otherwise result in the issuance of a fractional share, the number of shares that shall vest shall be rounded to the next higher whole number.

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7.	Notwithstanding anything herein to the contrary, in no event shall any Restricted Stock Units vest as of the Scheduled Vesting Date unless the Committee has certified that the Company has achieved the applicable Performance Goal specified at the time of grant by the Committee.
8.	In the case of a Vesting Date described in clause (b) of the Plan’s definition of Vesting Date that occurs by reason of Retirement, in no event shall any Restricted Stock Units vest as of such Vesting Date unless the Committee has certified that the Company has achieved the applicable Performance Goal specified at the time of grant by the Committee through the end of the calendar quarter during which Retirement occurred.
9.	Subject to the terms and conditions hereof and the Plan, Temple-Inland will issue and deliver to the Employee payment representing the cash value of any Restricted Stock Units (or balance thereof after withholding) as soon as practicable after they become vested, but not later than the later of (a) the fifteenth day of the third calendar month following the date they become vested or (b) December 31 of the calendar year in which they become vested. The Employee agrees that any federal, state or local taxes of any kind required by law to be paid or withheld with respect to any Restricted Stock Units shall be withheld and applied to the satisfaction of such taxes.
10.	Nothing in the Plan or this Agreement shall be construed to give the Employee any right to be awarded any additional Restricted Stock Units other than in the sole discretion of the Committee or to confer on the Employee any right to continue in the employ of Temple-Inland or any of its Affiliates or to interfere in any way with the right of Temple-Inland or an Affiliate to terminate the employment of the Employee at any time, with or without cause, notwithstanding the possibility that the Restricted Stock Units may thereby be forfeited entirely. The Employee agrees that the award of the Restricted Stock Units hereunder is special incentive compensation and that it will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of Temple-Inland or any of its Affiliates. In addition, the Employee agrees that such award will not be taken into account in determining the amount of any life insurance coverage, or short or long-term disability coverage provided by Temple-Inland or its Affiliates.
11.	No right or benefit under the Plan or this Agreement shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit under the Plan or this Agreement shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Employee or beneficiary under the Plan or this Agreement should become bankrupt or attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge any right or benefit under the Plan or this Agreement, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee in its discretion may hold or apply the same or any part thereof for the benefit of the Employee or his or her beneficiary, spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.
12.	The Employee and Temple-Inland agree that this Agreement arises out of, and is inseparable from, the Employee’s employment with Temple-Inland or any of its Affiliates. The Employee and Temple-Inland further agree to final and binding arbitration as the exclusive forum for resolution of any dispute of any nature whatsoever, whether initiated by the Employee or Temple-Inland, arising out of, related to, or connected with Employee’s employment with, or termination by, Temple-Inland or any of its Affiliates. This includes, without limitation, any dispute arising out of the application, interpretation, enforcement, or claimed breach of this Agreement. The only exceptions to the scope of this arbitration provision are claims arising under any written agreement between the Employee and Temple-Inland or its Affiliate that expressly provides that such claims are not subject to binding arbitration. Arbitration under this provision shall be conducted under the employment dispute rules and procedures of either the American Arbitration Association or of JAMS/Endispute, according to the preference of the party initiating such arbitration. Appeal from, or confirmation of, any arbitration award under this paragraph may be made to any court of competent jurisdiction under standards applicable to appeal or confirmation of arbitration awards under the Federal Arbitration Act. This arbitration provision and related proceedings shall be subject to and governed by the Federal Arbitration Act.
13.	The Committee may from time to time modify or amend this Agreement in accordance with the provisions of the Plan. In the event of an inconsistency between any provision of the Plan and this Agreement, the terms of the Plan shall control. This Agreement shall be binding upon and inure to the benefit of Temple-Inland and its successors and assigns and shall be binding upon and inure to the benefit of the Employee and his or her legatees, distributees and personal representatives. This Agreement is effective as of the Grant Date, but shall

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expire sixty (60) days after the Grant Date if the Employee (or his or her agent or attorney) does not execute and deliver a copy of this Agreement to Temple-Inland on or prior to that date, except as otherwise set forth in the Plan. This Agreement shall be governed by and construed in accord with federal law, where applicable, and otherwise with the laws of the State of Texas.
     IN WITNESS WHEREOF, Temple-Inland has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Employee has hereunto set his or her hand, all as of the Award Date stated above.
TEMPLE-INLAND INC.

By:

Leslie K. O’Neal, Secretary

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